Exhibit 99.1

1 2017 Third Quarter Financial Results November 1, 2017 NYSE: CF 2017 Third Quarter Financial Results November 1, 2017 NYSE: CF

Safe harbor statement All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the agricultural sector; the global commodity nature of the Company’s fertilizer products, the impact of global supply and demand on the Company’s selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness; operating and financial restrictions imposed on the Company by the agreements governing the Company’s senior secured indebtedness; risks associated with the Company’s incurrence of additional indebtedness; the Company's ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with cyber security; weather conditions; risks associated with the Company’s ability to utilize its tax net operating losses and other tax assets, including the risk that the use of such tax benefits is limited by an “ownership change” (as defined under the Internal Revenue Code and related Internal Revenue Service pronouncements); risks associated with changes in tax laws and disagreements with taxing authorities; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; the Company’s reliance on a limited number of key facilities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company’s Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, adjusted net (loss) earnings, adjusted net (loss) earnings per diluted share, controllable cost of sales, controllable cost of sales per ton, and, on a segment basis, adjusted gross margin and adjusted gross margin per nutrient ton, which are non-GAAP financial measures, provide additional meaningful information regarding the company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, adjusted net (loss) earnings, adjusted net (loss) earnings per diluted share, controllable cost of sales, controllable cost of sales per ton, adjusted gross margin, and adjusted gross margin per nutrient ton included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, adjusted net (loss) earnings, adjusted net (loss) earnings per diluted share, controllable cost of sales, controllable cost of sales per ton, adjusted gross margin, and adjusted gross margin per nutrient ton to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings/(loss) attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Adjusted net (loss) earnings is defined as net (loss) earnings attributable to common stockholders adjusted with the impacts of the selected items included in net (loss) earnings as summarized in the tables accompanying this presentation. The company has presented adjusted net (loss) earnings and adjusted net (loss) earnings per diluted share because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance. Adjusted gross margin is defined as gross margin excluding depreciation and amortization and unrealized net mark-to-market (gain) loss on natural gas derivatives. The company has presented adjusted gross margin because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, depreciation and amortization and start-up costs related to the company’s Donaldsonville ammonia plant. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance.

Table of contents Safe Harbor Statement/Note Regarding Non-GAAP Financial Measures 2-3 Overview of Financial Results 5-13 Emerging Global Tradeflows 14-23 Capital Allocation and Structure 24-26 Appendix 27-36 Cover Page: Yazoo City IGAN finishing train

Port Neal Urea Load Out Overview of Financial Results

Third quarter 2017 results

Financial Overview

- Q3 net loss of $87 million, or $0.37 per diluted share. Q3 adjusted net loss of $90 million, or $0.39 per diluted share[(1)]
- Q3 EBITDA of $139 million and Q3 adjusted EBITDA of $134 million[(2)]
- Cash and cash equivalents of $2.0 billion on the balance sheet as of September 30, 2017
- Company to redeem Senior Notes due May 2018 on December 1, 2017

Commercial Environment

- Highest third quarter sales volume in company history, over 4.87 million tons sold
- Average selling prices were lower year-over-year across most segments due to increased global nitrogen supply
- North American prices in Q3 traded at a discount to international parity due to seasonal low demand and buyer reluctance to take substantial positions
- CF's sales in Q3 included higher proportion of sales originating near the Gulf of Mexico, including a substantial level of ammonia, urea, and UAN export sales
- Average cost of natural gas reflected in Q3 cost of sales was $3.35 per MMBtu compared to $2.87 per MMBtu in 2016

Safe and Efficient Operations

- 12-month rolling average recordable incident rate of .85 incidents per 200,000 work hours
- Gross ammonia production in Q3 was 2.5 million tons, the third highest volume for a quarter in the company's history
- CF controllable cost of sales per ton for Q3 2017 decreased approximately $12 or 13% per ton, compared to Q3 2016[(3)]

(1) See slide 28 for reconciliation of adjusted net (loss) earnings and adjusted net (loss) earnings per diluted share

(2) See slide 29 for reconciliation of EBITDA and adjusted EBITDA

(3) Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, depreciation and amortization and start-up costs related to the company's Donaldsonville ammonia plant. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance. See slide 30 for a reconciliation of controllable cost of sales to cost of sales, the most directly comparable GAAP measure

CF
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Financial results – third quarter 2017 Depreciation and amortization related to property, plant and equipment was $226 million for the three months ended September 30, 2017, and $148 million for the three months ended September 30, 2016 See slide 28 for reconciliation of adjusted net loss and adjusted net (loss) per diluted share See slide 29 for reconciliation of EBITDA and adjusted EBITDA Includes the cost of natural gas that is included in cost of sales during the period under the first-in, first-out inventory cost method Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives In millions, except percentages, per MMBtu and EPS 2017 Q3 2016 Q3 2016 Q3 2015 Q3 Net sales $ 870 $ 680 Gross margin(1) 9 2 - As percentage of net sales 1.0% 0.3 % Net loss attributable to common stockholders (87) (30) Adjusted net (loss) earnings(2) (90) 30 Net loss per diluted share (0.37) (0.13) Adjusted net (loss) earnings per diluted share(2) (0.39) 0.13 EBITDA(3) 139 (6) Adjusted EBITDA(3) 134 83 Diluted average shares outstanding 233.2 233.1 Natural gas (per MMBtu): Natural gas costs in cost of sales(4) $ 3.22 $ 2.70 Realized derivatives loss in cost of sales(5) 0.13 0.17 Cost of natural gas in cost of sales 3.35 2.87 Unrealized net mark-to-market (gain) loss on natural gas derivatives (7) 21

Items affecting comparability of financial results by line item Three months ended September 30, In millions 2017 Pre-Tax 2016 Q3 2017 After-Tax 2015 Q3 2016 Pre-Tax 2016 Q3 2016 After-Tax 2015 Q3 Depreciation and amortization(1) $ 226 $ 142 $ 148 $ 93 Unrealized net mark-to-market (gain) loss on natural gas derivatives(2) (7) (4) 21 13 Capacity expansion project expenses(3) - - 24 15 Start-up costs Donaldsonville ammonia(2) - - 18 11 Loss on foreign currency transactions including intercompany loans(3) 1 1 3 4 Strategic venture with CHS: Noncontrolling interest(4) 17 17 27 27 Loss on embedded derivative liability(3)(5) 1 - 22 14 Total Impact of Significant Items $ 238 $ 156 $ 263 $ 177 Included primarily in cost of sales and selling, general and administrative expense in our consolidated statements of operations Included in cost of sales in our consolidated statement of operations Included in other operating-net in our consolidated statements of operations Included in net earnings attributable to noncontrolling interests in our consolidated statements of operations Represents the change in fair value of the embedded derivative included within the terms of the company’s strategic venture with CHS

Unrealized loss (gain) on natural gas derivatives(3) Segment adjusted gross margin Adjusted Gross Margin by Segment(1) $M See slide 10 for a reconciliation of adjusted gross margin to gross margin, the most directly comparable GAAP measure Represents depreciation and amortization included in cost of sales Unrealized gains are subtracted from gross margin in calculating adjusted gross margin, unrealized losses are added to gross margin in calculating adjusted gross margin Segment gross margin as reported Ammonia Urea UAN AN Other Gross Margin(4) D&A(2) $24 $21 $M $M $M $M $59 $59 $12 $36 2016 Q3 2017 Q3 2016 Q3 2017 Q3 2017 Q3 2016 Q3 2016 Q3 2017 Q3 2016 Q3 2017 Q3 Gross Margin (4) (10) 15 8 (6) (10) (11) 12 8 9 Adj. Gross Margin 22 24 45 73 59 59 12 36 21 24 Gross Margin per nutrient ton (10) (15) 40 15 (14) (19) (54) 53 110 93 Adj. Gross Margin per nutrient ton 53 35 119 135 138 110 59 160 288 247 0 5 10 15 20 25 -15 -5 5 15 25 $22 $24 -5 15 35 55 75 $45 $73 -15 10 35 60 -12 0 12 24 36

Non-GAAP: reconciliation of gross margin to adjusted gross margin $ in millions (000s) $/ton Product Segment Gross Margin(1) 2016 Q3 Unrealized (Gain) Loss on Natural Gas Derivatives Depreciation and Amortization(2) 2016 Q3 Adjusted Gross Margin(3) 2015 Q3 Sales Volume by product ton Gross Margin per product ton Adjusted Gross Margin per product ton Ammonia 2016 Q3 $ (4) $ 7 $ 19 $ 22 505 (8) 44 2017 Q3 (10) (3) 37 24 826 (12) 29 Urea 2016 Q3 15 5 25 45 823 18 55 2017 Q3 8 (2) 67 73 1,170 7 62 UAN 2016 Q3 (6) 7 58 59 1,350 (4) 44 2017 Q3 (10) (2) 71 59 1,693 (6) 35 AN 2016 Q3 (11) 1 22 12 599 (18) 20 2017 Q3 12 - 24 36 670 18 54 Other 2016 Q3 8 1 12 21 389 21 54 2017 Q3 9 - 15 24 518 17 33 Segment gross margin as reported Represents the depreciation and amortization included in cost of sales Adjusted gross margin is defined as gross margin excluding depreciation and amortization and unrealized net mark-to-market (gain) loss on natural gas derivatives. The company has presented adjusted gross margin because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance

Total Cost Cost per Ton CF cost of sales comparison Represents the portion of cost of sales consisting of natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, and depreciation and amortization See slide 30 for a reconciliation of controllable cost of sales to cost of sales, the most directly comparable GAAP measure. Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, depreciation and amortization and start-up costs related to the company’s Donaldsonville ammonia plant. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance Controllable cost of sales consist of non-gas cash costs including maintenance, labor, electricity, other raw materials, transportation and distribution, and other plant costs $678 $861 $177 $185 Q3 cost of sales increased $183 million on an absolute basis and decreased 4% on a per ton basis in 2017 compared to 2016 Q3 controllable cost of sales increased $49 million on an absolute basis and decreased 13% on a per ton basis in 2017 compared to 2016 Controllable cost of sales decreased due to cost reduction initiatives and increases in volume CF Cost of Sales as Reported Controllable cost of sales(2)(3) Natural gas, realized and unrealized derivatives, D&A (1) $324 $373 $88 $76 $354 $488 $97 $101 $49 15% ($12) (13%) ($ millions) ($/ton) 0 200 400 600 800 1000 Q3 2016 Q3 2017 0 40 80 120 160 200 Q3 2016 Q3 2017

SG&A is among the lowest of peer group and is declining on a per-ton basis Total SG&A ($M) 170 174 140 Chemical peer Fertilizer peer Source: peer financial information as reported by Capital IQ for trailing twelve months ended 6/30/17 Peers: Agrium, Air Products and Chemicals, LyondellBasell, Mosaic, Potash, Westlake Chemical, Yara Peers SG&A Expense per Product Ton Peer SG&A as a Percent of Sales 23% decline The decline in per ton SG&A shows the scalability of the CF business model CF is competitively positioned relative to chemical and fertilizer peers (%) ($/ton) 12.4 10.3 9.5 0 2 4 6 8 10 12 14 2015 2016 2017 YTD 3 4 5 5 6 9 12 16 0 2 4 6 8 10 12 14 16 18 A B CF C D E F G

2017 year-to-date cash position CF Cash & Cash Equivalents Receipt of federal tax refund in Q2 Cash position increased $72 million YTD excluding tax refund and voluntary pension contribution After covering: CAPEX of $290m Cash interest of ~$235m Cash dividend of $210m NCI Distributions of $125m ($ millions) 0 500 1000 1500 2000 12/31/2016 9/30/2017 1,164 815 (59) 72 1,992 Voluntary contribution to employee pension program Net cash increase

Emerging Global Tradeflows Ince Manufacturing Facility

Global Supply and Demand North American Outlook Global Pricing Dynamics Market overview Q3 2017 saw a rapid rise in global urea prices from the unsustainable lows of Q2 Strengthening prices driven by lower Chinese exports, higher energy and production costs including European natural gas and higher Chinese coal, and a weaker US dollar CF believes that nitrogen price volatility will continue through 2018 when new capacity growth rate is expected to fall below long-term annual demand growth rate of ~2%, tightening global supply/demand balance Urea prices in North America during Q3 traded at a significant discount to international parity due to seasonally low demand and buyer reluctance to take positions NOLA urea barge prices have averaged $20 below international prices, discouraging imports into the region North American urea and UAN imports in the third quarter down 30% and 40% respectively, year-over-year Urea barge prices at NOLA increased from ~$160 per ton at the start of Q3 to ~$245 at the end the quarter CF expects lower Chinese urea export volumes, down 51% year-over-year through August, to continue Higher production costs in China - driven by a 25% increase in anthracite coal costs since June - and the impact of environmental protection and enforcement have pressured marginal producers in China Strong urea prices within China have also reduced the incentive to export Global demand in the third quarter was strong; imports into Brazil through August up approximately 50% year-over year India issued three tenders during Q3, resulting in the purchase of 1.4 million metric tons of urea

Expected net new capacity additions slightly below projected global demand growth post 2017 CF Projected Global Net Urea Capacity Additions(1) Thousand Product Metric Tons See slides 34-36 for details of the 2017-2021 projected additions and assumed closures 2% Growth - 5,000 10,000 15,000 20,000 2015 2016 2017 2018 2019 2020 2021

Nitrogen fertilizer imports into North America are beginning to decline as new production increases North America Offshore Urea Imports Million Tons North America Offshore UAN Imports Million Tons Source: TFI, USDOC, Genscape Five Year Range 2017 Fertilizer Year 2018 Fertilizer Year Note: Solid fill shows 2013-2017 fertilizer year import levels 2018 imports through August down 46% from 2017 2018 imports through August down 31% from 2017 4.2

China India Other Asia North America Europe Latin America Rest of World Total Nitrogen Consumption 2002-2017(1) Industrial 15-yr CAGR =3.3% Overall 15-yr CAGR=2.2% Agricultural 15-yr CAGR =2.0% (1) 2002-2016 actuals, 2017F. CAGRs calculated as 2015-2017 average demand over 2000-2002 average demand Sources: Fertecon, IFA, AAPFCO, Fertilizers Europe, ANDA, IMF, World Bank, OECD, FAO, CF Industries Consistent global nitrogen demand growth Expected global demand growth driven by: Global population expected to increase 1% per annum Global GDP expected to increase 2-2.5% per annum, increasing personal income BRIC countries expected to increase meat consumption, driving demand for feed grains India and Africa expected to increase vegetable and grain demand Industrial growth driven by increased adoption of emission control, synthetic nitrogen products, and recovering mining sector Million Nutrient Metric Tons

U.S. and Canada combined remain a significant importer of nitrogen products U.S. imports, including from Canada, average approximately 1.8 million tons more than the combined U.S. and Canada import total shown on the chart above Sources: USDOC, TFI, CF Total U.S. and Canada Import Volume(1) Million Nutrient Tons – Calendar Year 0 2 4 6 8 10 12 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017F

2018 Monthly Delivered U.S. Gulf Urea Cost Curve 2018 estimated cost curve 20 0 5 10 15 Appx. 2018 Price Range: $220-255 Source: Industry Publications, Fertecon, CRU, Integer, CF Does not include plants in temporary shutdown/mothball status Energy (N.G.) Other Cash Energy (Coal) Shipments: 17.1 MM ST Avg Appx. Monthly Range 2017 Cost Curve Range: $210-245 Y-axis: USD/short ton, X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons 0 100 200 300 $400 North America MENA Latin America Other FSU Russia South Asia India China - Advanced Inland Low Ukraine Indonesia Southeast Asia Lithuania Western Europe China - Advanced Coastal China - Natural Gas Low Eastern Europe China - Advanced Inland High China - Anthracite Low China - Anthracite High China - Natural Gas High

Location 2018F 2017E* Henry Hub 3.03 3.07 TTF 6.01 5.47 WEU-Russia 5.46 5.37 Brent Crude 56 55 Thermal 73 68 Anthracite Powder 116 86 Anthracite 135 113 RMB/USD 6.82 6.85 USD/EUR 1.21 1.10 USD/GBP Source NYMEX ICE Oil Index NYMEX SX Coal / Woodmac Bloomberg Composite Bloomberg Composite Bloomberg Composite 1.33 1.27 Annual Average Energy Cost - Actual and Forecast Gas Prices ($/Mmbtu) Exchange Rates China Coal ($/tonne) Oil ($/Bbl) 2018 cost curve assumptions Notes: Market prices updated as of 10/3/17; Coal prices as of September 7, 2017 * 2017E represents assumptions from November 2016 forecasted cost curve

CF serves a global market from strong North American base

CF Industries is the largest nitrogen producer in the world...

- Primarily a pure play nitrogen manufacturing company, focused on North America
- Largest production base and distribution network in North America with seven manufacturing facilities, 24 owned plus additional leased distribution facilities
- Largest production base in UK with 2 manufacturing facilities

World's Largest Ammonia Producer [1]
(Million metric tons, 2017)



CF 9,879
Yara 8,584
Nutrien* (when merged) 7,760
Group DF (Ukraine) 5,185
OCI 3,991
TogliattiAzot 3,500
Koch 3,294
EuroChem 2,744

...with outstanding domestic and export logistical capabilities.

- Product shipped via all modes:
  - Deepwater vessel
  - Barge (river and ocean)
  - Unit train
  - Pipeline
  - Truck
- Each facility has access to more than one shipping mode

- Export destinations
  - Chile
  - France
  - Argentina
  - Morocco
  - Belgium
  - Colombia
  - South Korea
  - Australia
  - Switzerland
  - Uruguay



Aerial view of Donaldsonville docks

Source: IFDC
(1) Excludes Chinese state owned enterprise JAMG and Indonesian consortium PT Pupuk
* Nutrien is the sum of PCS and Agrium capacity

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Best North American distribution capabilities with a global reach



Rycroft
Vanscoy
Medicine Hat
Brandon
Ritzville
Velva
Grand Forks
Glenwood
Pine Bend
Spencer
Port Neal
Garner
Blair
Fremont
Aurora
Albany
Peru
Seneca
Huntington
Kingston Mines
Frankfort
Terre Haute
Palmyra
Cowden
Mount Vernon
Courtright
Verdigris
Woodward
Yazoo City
Donaldsonville
UK
Ability to export to mainland Europe
Billingham
Ince
Barge
UAN to East Coast United States
Vessel
Exports to Europe and Africa
Pipeline
Ship Ammonia by Magellan and NuStar pipelines to Corn Belt terminals
Barge
Ship products from Donaldsonville and Verdigris via inland waterways
Barge
UAN to Texas coast
Vessel
Exports to South America and Asia, transport to West Coast United States
Location Key(1)
CF nitrogen complex
CF ammonia terminal
CF ammonia and UAN terminal
CF urea warehouse
(1) Represents CF owned facilities



North American Potential Output
Million Product Tons, 2017
20.0
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Total: 17.4
AN: 0.9
NH3: 3.0
Urea: 4.8
UAN: 8.7
Total: 15.7
AN: 1.0
NH3: 3.7
Urea: 5.8
UAN: 5.2
Maximize UAN
Maximize Urea

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Capital Allocation and Structure Yazoo City Nitrogen Complex

CF’s capital allocation philosophy Commitment to investment grade metrics over long term Pursue growth within strategic fairway, where returns exceed risk-adjusted cost of capital and investments are cash flow accretive on a per share basis Consistently return excess cash to shareholders in a timely fashion: historic bias towards share repurchases Philosophy remains unchanged Near-term priority: focus on liquidity $2.0 billion in cash on balance sheet as of September 30, 2017 $750 million undrawn revolver as of September 30, 2017(1) New capital expenditures for 2017 expected to be approximately $375 million As of September 30, 2017, the company had approximately $158 million in costs accrued for work completed in 2016 related to capacity expansion projects. Most of this unpaid amount is the subject of disputes between the company and certain contractors and vendors. Actual cash expenditures for 2017 will reflect any payments for these capacity expansion project amounts if or when they are made Debt capital structure Company to redeem in full the entire outstanding $800 million principal amount of its 6.875 percent Senior Notes due May 2018 on December 1, 2017 As of September 30, 2017, company was in compliance with all applicable covenant requirements under its debt instruments $695 million availability as of September 30, 2017 (net of $55 million of outstanding letters of credit)

CF delivered on four major commitments made in August 2016 Goals & Targets Complete and start up our expansion projects by the end of 2016 Reduce our annual CAPEX spending to less than $450 million in 2017 Reduce controllable expenses Delever by repaying $800 million of debt due in May 2018 Outcome Expansions projects are complete and have reliably run well above nameplate CF is on target to spend approximately $375 million of new CAPEX in 2017 Reduced controllable costs per ton by $15 or 16% YTD CF will redeem Senior Notes due in May 2018 on December 1, 2017 CF commitments were achieved while maintaining excellent safety performance metrics - especially remarkable given the heightened level of activity during the period

Appendix Medicine Hat Nitrogen Complex

Non-GAAP: reconciliation of Net Loss and EPS to Adjusted Net (Loss) Earnings and Adjusted EPS

In millions	Three months ended September 30,			
	2017	2017 EPS Impact	2016	2016 EPS Impact
Net loss/EPS attributable to common shareholders[1]	$ (87)	$ (0.37)	$ (30)	$ (0.13)
Start-up costs Donaldsonville ammonia	-	-	18	0.08
Unrealized net mark-to-market (gain) loss on natural gas derivatives	(7)	(0.03)	21	0.09
Loss on foreign currency transactions including intercompany loans	1	-	3	0.01
Capacity expansion project expenses	-	-	24	0.10
Loss on embedded derivative[2]	1	-	22	0.09
Gain on foreign currency derivatives	-	-	(1)	-
Revolver amendment fees[3]	-	-	2	0.01
Private Senior Notes amendment arrangement fees	-	-	2	0.01
Income tax adjustments[4]	2	0.01	(31)	(0.13)
Total adjustments	(3)	(0.02)	60	0.26
Adjusted net (loss) earnings/adjusted EPS attributable to common shareholders	**$ (90)**	**$ (0.39)**	**$ 30**	**$ 0.13**

(1) EPS defined as net (loss) earnings per diluted share
(2) Represents the change in fair value on the embedded derivative included within the terms of the company's strategic venture with CHS
(3) Not included in the calculation of EBITDA
(4) Represents the adjustment to the GAAP basis tax provision reflecting the tax impact of the other non-GAAP adjustments

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Non-GAAP: reconciliation of Net (Loss) Earnings to EBITDA and Adjusted EBITDA EBITDA is defined as net loss attributable to common stockholders plus interest expense- net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interests. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the table above. The company has presented EBITDA and adjusted EBITDA because management uses these measures to track performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry Represents the change in fair value on the embedded derivative included within the terms of the company’s strategic venture with CHS In millions 2017 Q3 2016 Q3 2016 Q3 2015 Q3 Net loss attributable to common stockholders $ (87) $ (30) Interest expense - net 76 29 Income tax benefit (47) (131) Depreciation and amortization 226 148 Less: other adjustments (29) (22) EBITDA(1) $ 139 $ (6) Start-up costs Donaldsonville ammonia $ - $ 18 Unrealized net mark-to-market (gain) loss on natural gas derivatives (7) 21 Loss on foreign currency transactions 1 3 Capacity expansion project expenses - 24 Loss on embedded derivative(2) 1 22 Gain on foreign currency derivatives - (1) Private Senior Notes amendment arrangement fees - 2 Total Adjustments $ (5) $ 89 Adjusted EBITDA(1) $ 134 $ 83

Non-GAAP: reconciliation of cost of sales to controllable cost of sales[(1)]

$ Millions	2017 Q3	2016 Q3
Cost of Sales as reported	$ 861	$ 678
Natural gas costs	270	169
Realized net losses on natural gas derivatives	10	11
Unrealized net mark-to-market (gain) loss on natural gas derivatives	(7)	21
Depreciation and amortization	215	135
Start-up costs Donaldsonville ammonia	-	18
Total Adjustments	**$ 488**	**$ 354**
Controllable cost of sales	**$ 373**	**$ 324**
Tons of product sold (000s)	4,877	3,666

$ Per Product Sales Tons	2017 Q3	2016 Q3
Cost of Sales	$ 177	$ 185
Natural gas costs	56	46
Realized net losses on natural gas derivatives	2	3
Unrealized net mark-to-market (gain) loss on natural gas derivatives	(1)	6
Depreciation and amortization	44	37
Start-up costs Donaldsonville ammonia	-	5
Total Adjustments	**$ 101**	**$ 97**
Controllable cost of sales	**$ 76**	**$ 88**
Tons of product sold (000s)	4,877	3,666

(1) *Controllable cost of sales is defined as cost of sales adjusted for natural gas costs, realized and unrealized losses (gains) on natural gas derivatives, and depreciation and amortization. The company has presented controllable cost of sales and controllable cost of sales per ton because management uses these measures, and believes they are useful to investors, as supplemental financial measures in the comparison of year-over-year performance*

CF
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31 Source: CF Industries Note: Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $18.47 per ton change in AN price and a $44.57 per ton change in ammonia price, including products sold by CF Fertilisers UK. Products sold under the CHS supply agreement are excluded from the price sensitivity calculation, reflecting the terms of CHS’ minority equity ownership interest. Nitrogen price sensitivity is applied only to major products (ammonia, urea, UAN, and AN). The table was created by using 2016 adjusted EBITDA(1) of $0.858 billion and gas consumption, accounting for: Increases in production capacity from the expansion projects at Donaldsonville and Port Neal; the effects of the CHS minority equity investment; and the effects of the long-term Orica and Mosaic contracts. Natural gas sensitivity is based on 2016 gas consumption of approximately 295 million MMBtus. Additional gas consumption from the capacity expansions has been added while gas consumption associated with the long-term contracts with Orica and Mosaic has been excluded because these contracts are priced on a gas-plus basis. In addition, gas consumption reflecting CHS’ minority equity ownership interest has also been excluded. See slide 32 for 2016 EBITDA reconciliation Assumes CF’s 2016 North American basis differential to Henry Hub of ($0.05)/MMBtu CF is well positioned for expected pricing recovery $25/ton urea equivalent movement implies ~$350M change in EBITDA on an annual basis Table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions CF Realized North American Natural Gas Cost ($/MMBtu)(2) CF Realized Urea Equivalent Price ($/ton) $ billions $2.50 $2.75 $3.00 $3.25 $3.50 $175 $0.2 $0.1 $0.1 $0.0 $0.0 $200 $0.6 $0.5 $0.4 $0.4 $0.3 $225 $0.9 $0.9 $0.8 $0.8 $0.7 $250 $1.3 $1.2 $1.2 $1.1 $1.1 $275 $1.7 $1.6 $1.5 $1.5 $1.4 $300 $2.0 $2.0 $1.9 $1.9 $1.8 $325 $2.4 $2.3 $2.3 $2.2 $2.2 $350 $2.8 $2.7 $2.6 $2.6 $2.5 $375 $3.1 $3.1 $3.0 $3.0 $2.9 EBITDA Sensitivity to Natural Gas and Urea Prices

Non-GAAP: reconciliation of Net Earnings/(Loss) to EBITDA and Adjusted EBITDA

In millions		FY 2016
Net earnings/(loss) attributable to common stockholders	$	(277)
Interest expense (income) – net		195
Income taxes		(68)
Depreciation and amortization		678
Less: other adjustments		(133)
EBITDA[1]	**$**	**395**
Selected items included above:		
Start-up costs – Donaldsonville Ammonia	$	18
Start-up costs – Port Neal ammonia and urea		34
Expansion project expenses		73
Loss on debt extinguishment		167
Private Senior Notes amendment arrangement fees		2
Impairment of equity method investment in PLNL		134
Transaction costs[2]		179
Unrealized net mark to market (gain) loss on natural gas derivatives		(260)
Loss on embedded derivative[3]		23
Loss (gain) on foreign currency transactions, including intercompany loans[4]		93
Total Adjustments	**$**	**463**
Adjusted EBITDA[1]	**$**	**858**

(1) *EBITDA is defined as net earnings/ (loss) attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in non-controlling interest. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the table above. The company has presented EBITDA and adjusted EBITDA because management uses these measures to track performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.*

(2) *Transaction costs include the $150 million termination fee paid by the company to OCI in the second quarter of 2016 as a result of the termination of the combination agreement with OCI and costs of various consulting and legal services associated with the company's proposed combination with certain businesses of OCI and the company's strategic venture with CHS*

(3) *Represents the loss in 2016 on the embedded derivative included with the terms of the company's strategic venture with CHS*

(4) *Loss (gain) on foreign currency transactions primarily relates to the unrealized foreign currency exchange rate impact on intercompany debt that has not been permanently invested*

CF
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CF’s financial maintenance covenant summary Senior secured and unsecured notes: The indentures governing CF’s secured and unsecured notes do not contain financial maintenance covenants Revolving credit facility: Maximum Total Secured Leverage Ratio: Total Secured Leverage Ratio (Total Secured Debt(1) divided by trailing 4 quarters EBITDA as defined by the Amended Revolving Credit Agreement(2)) as of the last day of any fiscal quarter not greater than 3.75:1.00 Minimum Interest Coverage Ratio: Interest Coverage Ratio (trailing 4 quarters EBITDA(2) divided by interest expense(3)) as of the last day of any fiscal quarter not less than: Through the quarter ending December 31, 2018: 1.20:1.00 Thereafter: 1.50:1.00 Maximum Total Debt to Capital Ratio: Total Debt(4) to Capital Ratio (Total Debt divided by total debt plus total book equity) as of the last day of any fiscal quarter not greater than 0.60:1.00 Total Secured Debt as reported on CF’s Consolidated Balance Sheets at end of fiscal quarter EBITDA as defined by the Amended Revolving Credit Agreement is generally equivalent to Adjusted EBITDA plus stock compensation expense Interest Expense as reported on CF’s Consolidated Statements of Operations Total Debt as shown on CF’s Consolidated Balance Sheets at end of fiscal quarter

0 5,000 10,000 15,000 20,000 25,000 2015 Other Asia D'Ville MENA 21,700 2016 Port Neal Iran 13,000 2017 6,500 2018 5,300 2019 FSU 3,300 2020 500 2021 2,200 China CF Projected Global Gross Urea Capacity Additions(1) Thousand Product Metric Tons See slide 35 for details of the 2017-2021 projected additions See slide 36 for details of the 2017-2021 assumed closures The Enid capacity addition includes approximately 200k metric tons of ammonia; the Borger and Beulah capacity additions are upgraded products only, representing no new nitrogen production Capacity additions and closures on a nameplate basis Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis Wever Enid(3) Borger(3) (5,100) (8,800) (4,000) (2,580) (500) - 16,600 4,200 2,500 2,720 2,800 500 Closures(2): Net Additions: Sub-Saharan Africa - 2,200 10,720 Grand Total Beulah(3) (7,080) 17,800 2017-2021 Total 52,500 31,520 (20,980) Latin America

Projected new global urea plants (2017-2021)

Country	Company	City/Province	Feedstock	Capacity – K Metric Product Tons[1]	Year of Addition
Bolivia	Epihara	Carrasco	Natural Gas	700	2017
China	Tonghua Chemical Co	Jilin	Anthracite powder	300	2017
China	Henan Xin Lian Xin (XLX)	Jiangxi	Anthracite powder	600	2017
China	Luxi Chem	Shandong	Anthracite powder	500	2017
China	Shandong Ruixing	Shandong	Thermal	800	2017
Iran	Pardis Petrochemical Co	Bandar Assaluyeh	Natural Gas	1,000	2017
Russia	PhosAgro-Cherepovets	Cherepovets	Natural Gas	500	2017
United States	Agrium	Borger, TX	Natural Gas	580	2017
United States	Koch Nitrogen Co.	Enid, OK	Natural Gas	810	2017
United States	Iowa Fertilizer Co.	Wever, IA	Natural Gas	710	2017
				6,500	**Subtotal**
Azerbaijan	Azerkimya (SOCAR)	Sumgayit	Natural Gas	660	2018
China	Yangmei	Hebei	Thermal	900	2018
China	Haohua-Junhua Group	Henan	Thermal	520	2018
China	Hualu-Hengsheng	Shandong	Thermal	1,000	2018
Indonesia	PT Petrokimia Gresik II	Gresik	Natural Gas	660	2018
Iran	Lordegan Petrochemical	Lordegan	Natural Gas	1,200	2018
United States	Dakota Gasification	Beulah, ND	Natural Gas	360	2018
				5,300	**Subtotal**
China	Yili Resource	Inner Mongolia	Anthracite powder	1,040	2019
China	JAMG	Jiangsu	Thermal	520	2019
Turkmenistan	Turkmenhimiya	Garabogaz	Natural Gas	1,160	2019
Uzbekistan	JSC Navoiazot	Navoi	Natural Gas	580	2019
				3,300	**Subtotal**
Egypt	Egyptian Chemical Industries (KIMA)	Aswan	Natural Gas	500	2020
				500	**Subtotal**
Kazakhstan	Kazazot	Kazazot	Natural Gas	830	2021
Nigeria	Dangote Group	Edo State	Natural Gas	1,400	2021
				2,200	**Subtotal**
				17,800	**Grand Total**

(1) Subtotals rounded to nearest 100k

Sources: Fertecon, CRU, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis

CF 35

Urea plants in permanent and temporary shutdown

Plants included in closure forecast: *7,080* K Tons 2017-2021

Chinese plants in observed temporary shutdown: *3,350* K Tons currently

Country	Company	Feedstock	Source	Initial Report of Shutdown [1]	Capacity – K Metric Product Tons	Year of Assumed Closure [2]
China	Cangzhou Dahua Group	Natural Gas	Fert.cn	Apr, 2016	150	2017
China	Asid Chemicals Ltd	Anthracite Lump	Fert.cn	Jan, 2016	300	2017
China	LTH (LuTianHua)	Natural Gas	Fert.cn	Jan, 2016	650	2017
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	80	2017
China	Haolianghe Fertilizer Co	Thermal	Fert.cn	July, 2016	100	2017
China	Haolianghe Fertilizer Co	Anthracite Powder	Fert.cn	July, 2016	110	2017
China	Zhangqiu Riyue Chemical Industry Co	Anthracite Lump	Fert.cn	July, 2016	160	2017
China	Chishui Chitianhua	Natural Gas	Fert.cn	Dec, 2016	720	2017
China	Wulashan Chemical Fertilizer Co[2]	Anthracite Lump	Fert.cn	Feb, 2017	150	2017
China	Liaoning North Coal & Chemical Industry Co	Coke-oven Gas	Fert.cn	June, 2017	600	2017
China	Liaohe Huajin Chemical Group Corp (Jinxi)	Natural Gas	CRU	June, 2017	580	2017
China	Fujian Sanming Chemical	Anthracite Lump	CRU	June, 2017	400	2017
					4,000	**2017 total**
China	Jinxin Chemical Co Ltd	Thermal	Fert.cn	July, 2016	800	2018
China	Hebei Gaocheng Fertilizer Plant	Anthracite Lump	Baiinfo	Sep, 2016	150	2018
China	Jiangsu Jiangyan Fertilizer	Anthracite Lump	Baiinfo	Sep, 2016	300	2018
China	Liuguo Chemical Stock Co Ltd	Anthracite Lump	Fert.cn	Unreported	230	2018
China	Handan Jinan Chemical Co	Anthracite Lump	Fert.cn	Unreported	100	2018
Kuwait	PIC	Natural Gas	ICIS	Jan, 2016[3]	1,000	2018
					2,580	**2018 total**
China	China Guodian Corp	Thermal	Fert.cn	Nov, 2016	500	2019
					500	**2019 total**
					7,080	**2017-2019 Subtotal**
China	Fujian Shunchange Fubao Industry	Anthracite Lump	Baiinfo	Aug, 2016	140	N/A
China	Hebei Cangzhou Dahua	Natural Gas	Baiinfo	Aug, 2016	450	N/A
China	Jilin Tonghua	Anthracite Lump	Baiinfo	Aug, 2016	120	N/A
China	Ningxia Petrochemical	Natural Gas	Baiinfo	Aug, 2016	700	N/A
China	Shandong Mingshui Danhua Group	Anthracite Lump	Baiinfo	Aug, 2016	600	N/A
China	Shijiazhuang Zhengyuan Fertilizer	Thermal	Baiinfo	Aug, 2016	400	N/A
China	Hubei Yihua Chemical	Anthracite Lump	Baiinfo	Sep, 2016	400	N/A
China	Liaoning Benxi	Anthracite Lump	Baiinfo	Oct, 2016	130	N/A
China	Zhejiang Juhua	Anthracite Lump	Baiinfo	Oct, 2016	150	N/A
China	Hubei Yihua Xishui	Anthracite Lump	Baiinfo	Nov, 2016	110	N/A
*China	Zhejiang Jinju Chemical	Anthracite Lump	Fert.cn	Feb, 2017	150	N/A
					3,350	**Subtotal**
					10,430	**Grand Total**
					9,430	**Chinese Total**

(1) For those plants in observed temporary status, initial report date of Aug 2016 or prior
(2) 2017 permanent shutdown
(3) Announced intention to close plant

** Represents new additions compared to the previously published slide*
Sources: Fertecon, CFMW, Baiinfo, Fert.cn, Industry Publications, CF analysis

CF 36